EXHIBIT 10.31

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIRD AMENDMENT TO

AVAYA INC. RESELLER MASTER TERMS AND CONDITIONS

BY AND BETWEEN

AVAYA INC. AND NORTH AMERICAN COMMUNICATIONS RESOURCE, INC.

THIS THIRD AMENDMENT (“Third Amendment”) is entered into this 3rd day of November, 2004, by and between AVAYA INC. (“AVAYA”), a Delaware corporation, with offices at 211 Mount Airy Road, Basking Ridge, NJ 07920 and NORTH AMERICAN COMMUNICATIONS RESOURCE, INC. (“NACR”), a Minnesota corporation, with offices at 3344 Highway 149, Eagan, MN 55121. AVAYA and NACR are each a “Party” to this Third Amendment and may collectively be referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, NACR is an AVAYA-authorized reseller of the AVAYA family of telecommunications products and services pursuant to that certain Reseller Master Terms and Conditions entered into by and between AVAYA and NACR on or about July 03, 2002 (the “Reseller Agreement”); and

WHEREAS, AVAYA provides certain indemnities to NACR under the terms of the Reseller Agreement, including a limited indemnity against infringement (the “Infringement Indemnity”);

WHEREAS, the Parties executed a First Amendment to the Reseller Agreement dated August 11, 2003 (“First Amendment”); and

WHEREAS, the Parties executed a Second Amendment to the Reseller Agreement dated October 28, 2004 (“Second Amendment”); and

WHEREAS, the Parties now seek to again amend the Reseller Agreement to include an amendment to the Infringement Indemnity with AVAYA, the form of which is set forth below, to be relied upon by NACR in conjunction with customer transactions.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Parties agree as follows:

IT IS AGREED:

1.) This Third Amendment shall both supplement and amend and shall constitute a part and condition, together with any exhibits or schedules attached hereto, of the Reseller Agreement dated July 03, 2002 by and between AVAYA and NACR, and the terms hereof will for all purposes be deemed incorporated into the Reseller Agreement. All capitalized terms, unless otherwise indicated, will have the meanings attributed to them in the Reseller Agreement.

2.) Infringement Indemnity Strike the language in Section 2 of the First Amendment and insert the following in lieu thereof:

“Paragraph 10 Infringement is hereby deleted in its entirety and replaced with the following language:

Infringement Indemnity. Avaya will defend, indemnify, and hold harmless Reseller and Reseller’s owners, officers, directors, and employees (individually and collectively, an “Indemnified Party”), at Avaya’s expense, from any third party claim, action, suit, or proceeding against an Indemnified Party (a “Claim”) to the extent that such Claim is based upon an allegation that a Product infringes any right protected by any patent, copyright, trademark or trade secret of any third party that is enforceable in the United States. Avaya will indemnify an Indemnified Party for [***] resulting from a Claim. Avaya’s obligations under this Section are conditioned upon the following: (i) upon becoming aware of the Claim, an Indemnified Party provides to Avaya prompt written notice of the Claim; (ii) an Indemnified Party gives to Avaya sole authority and control of the defense and/or settlement of the Claim; and (iii) an Indemnified Party provides all reasonable information and assistance requested by Avaya to handle the defense and/or settlement of the Claim. An Indemnified Party, at its expense, may hire legal counsel of its choice to participate in an advisory capacity in discussions, negotiations, or proceedings of the Claim.

Remedial Measures. If a Product becomes the subject of a Claim, or if Avaya reasonably believes that use of such Product may become the subject of a Claim, then Avaya may do, at its own expense and option, at least one of the following: (i) procure for Reseller the right to continue use of the Product at no additional cost to Reseller for such right; (ii) replace the Product with a non-infringing product while maintaining the Product’s essential specifications; (iii) modify the Product so that it becomes non-infringing while maintaining the Product’s essential specifications; [***] or (v) take other corrective action that it deems appropriate, with the consent of Reseller, provided that such consent shall not be unreasonably withheld.

Exceptions. Avaya will have no defense or indemnity obligation for any Claim based upon: (i) a Product that has been modified by someone other than Avaya or an authorized Avaya reseller, if such modification results in the allegation of the infringement; (ii) a Product that has been modified by Avaya in accordance with either Reseller-provided or End User-provided specifications or instructions, if such modification results in the allegation of the infringement; (iii) use or combination of a Product with Third Party Products, if such use or combination results in the infringement; or (iv) Reseller products, End User products, or Third Party Products. The term “Third Party Products” means any products manufactured by a party other than Avaya, and may include, without limitation, products ordered by Reseller from third parties pursuant to Avaya’s recommendations. However, Third Party Products do not include components of Products that both (a) are not recognizable as standalone items; and (b) are not identified as separate items on Avaya’s price list, quotes, orders or Documentation.

No Other Remedies Regarding Infringements. THE FOREGOING STATES AVAYA’S ENTIRE LIABILITY AND RESELLER’S SOLE AND EXCLUSIVE REMEDIES WITH RESPECT TO ANY INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.”

3.) All other terms and conditions of the Reseller Agreement, including the terms and provisions of the First Amendment and the Second Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment to the Reseller Agreement as of the day and year first above written.

AVAYA INC.		NORTH AMERICAN COMMUNICATIONS RESOURCE, INC.

By:	/s/ Todd Meister	By:	/s/ Thomas M. Roles
Name:	TODD MEISTER	Name:	THOMAS M. ROLES
Title:	V.P. North America, Channel Sales	Title:	President / CEO

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